As filed with the Securities and Exchange Commission on April 29, 1998
                                                 Registration No. 333-
==============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         -------------------------

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   under
                        The Securities Act of 1933

                         -------------------------

                             Pitney Bowes Inc.

          (exact name of registrant as specified in its charter)

                       Delaware                     06-0495050
             (State or other jurisdiction          (IRS Employer
          of incorporation or organization)     Identification No.)

                              World Headquarters
                               One Elmcroft Road
                       Stamford, Connecticut 06926-0700
                                (203) 356-5000
  (Address and telephone number of registrant's principal executive offices)

                              Sara E. Moss, Esq.
                      Vice President and General Counsel
                               Pitney Bowes Inc.
                              World Headquarters
                               One Elmcroft Road
                       Stamford, Connecticut 06926-0700
                                (203) 351-7924
           (Name, address and telephone number of agent for service)

                                Copies to:
                         -------------------------

         Sarah Jones Beshar, Esq.            Robert S. Risoleo, Esq.
           Davis Polk & Wardwell             Ann Bailen Fisher, Esq.
           450 Lexington Avenue                Sullivan & Cromwell
         New York, New York 10017                125 Broad Street
              (212) 450-4000                 New York, New York 10004
                                               (212) 558-4000

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                        CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                    Proposed               Proposed
    Title of Each               Amount              Maximum                Maximum              Amount of
 Class of Securities             to be           Offering Price           Aggregate            Registration
  to be Registered            Registered(*)       Per Unit(**)        Offering Price(**)           Fee
-----------------------------------------------------------------------------------------------------------
Debt Securities............    $468,000,000             100%              $468,000,000            $138,060
===========================================================================================================

--------------------
(*) Or, if any Debt Securities (1) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $468,000,000 at the time of initial offering, (2) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $468,000,000, or (3) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $468,000,000.

(**) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (a).

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to $32,000,000 of debt securities registered and remaining unissued under Registration Statement No. 33-33948 previously filed by Registrant, in respect of which $8,000 has been paid to the Commission as filing fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

==============================================================================


               [LOGO]


                             PITNEY BOWES INC.
                              DEBT SECURITIES

                         -------------------------

               Pitney Bowes Inc. (the "Company") from time to time may offer in one or more series its unsecured debt securities consisting of notes or debentures (the "Debt Securities") for issuance and sale at an aggregate initial offering price not to exceed $500,000,000 (or the equivalent at the time of offering in non-U.S. dollar denominated currencies or units). As used herein, Debt Securities shall include securities denominated, or whose principal is payable, in United States dollars, or, at the option of the Company, in any other currency or in composite currencies or in amounts determined by reference to an index. Debt Securities will be offered in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Debt Securities to underwriters, to or through dealers, acting as principals for their own accounts or acting as agents, or directly to investors. See "Plan of Distribution".

                         -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------

               The terms of each issue of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, interest rate or rates (which may be fixed or variable), if any, and time of payment of any such interest, terms for redemption at the option of the Company or any holders, if any, terms for sinking fund payments, if any, the initial public offering price or prices, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement").

                         -------------------------

This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                         -------------------------

             The date of this Prospectus is April 29, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or the Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, such securities in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to their respective dates.


                            ADDITIONAL INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549. Certain securities of the Company are listed on the New York Stock Exchange (the "NYSE") and reports and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, the Commission maintains a Website that contains reports, proxy and information statements and other materials of registrants that file electronically (including the Company) through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Website can be accessed at http://www.sec.gov.

               This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               There is hereby incorporated in this Prospectus by reference the following document which has been filed with the Commission (File No. 001-03579):

               (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (which incorporates by reference portions of the Company's Proxy Statement on Schedule 14A filed March 31, 1998); and

               (ii) the Company's Current Report on Form 8-K filed February 23, 1998.

               All documents filed with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits shall have been specifically incorporated by reference into such documents. Requests for such copies should be directed to the Corporate Secretary, Pitney Bowes Inc., World Headquarters, One Elmcroft Road, Stamford, Connecticut 06926-0700, telephone (203) 356-5000.


                                  THE COMPANY

               The Company and its subsidiaries operate within three industry segments: business equipment, business services, and commercial and industrial financing. The Company operates in two geographic areas: the United States and outside the United States. Together with its affiliates, the Company employs approximately 30,000 people throughout the United States, Europe, Canada and other countries.

               The Company, a Delaware corporation organized in 1920, is listed on the NYSE. The World Headquarters of the Company are located at One Elmcroft Road, Stamford, Connecticut 06926-0700 (telephone 203-356-5000).


                                USE OF PROCEEDS

               Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sales of the Debt Securities to repay short-term debt, to repurchase the Company's common stock, to reduce or retire from time to time other indebtedness and for other general corporate
purposes including possible acquisitions.   The precise amount and timing of
sales of the Debt Securities will be dependent on market conditions and the availability and cost of other funds to the Company.


                      RATIO OF EARNINGS TO FIXED CHARGES

               The following table sets forth the ratio of the Company's earnings to fixed charges excluding minority interest for the periods indicated:

              Years Ended December 31,
     --------------------------------------------
     1997      1996      1995      1994      1993
     ----      ----      ----      ----      ----
     4.23      3.79      3.28      3.39      3.24

               For the purpose of computing the ratio of earnings to fixed charges excluding minority interest, earnings have been calculated by adding to income from continuing operations before income taxes the amount of fixed charges. Fixed charges consist of interest on debt and a portion of net rental expense deemed to represent interest.


                        DESCRIPTION OF DEBT SECURITIES

               The following description sets forth certain general terms and provisions of the Indenture under which the Debt Securities are to be issued. The Debt Securities may be issued from time to time in one or more series. The particular terms of each issue of the Debt Securities (the "Offered Debt Securities") offered by any Prospectus Supplement and the extent, if any, to which the general provisions may apply to the Offered Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities.

               Offered Debt Securities are to be issued under an Indenture (the "Indenture"), between the Company and SunTrust Bank, Atlanta, as Trustee. A copy of the form of Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries make use of terms defined in the Indenture and are qualified in their entirety by express reference to provisions of the Indenture (including definitions therein of certain terms) which is incorporated by reference herein. The term "Securities" as used under this caption, refers to all Securities which may be issued under the Indenture and includes the Debt Securities. All section references appearing herein are to sections of the Indenture.

General

               The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured unsubordinated indebtedness of the Company. As of the date of this Prospectus, no Securities have been issued under the Indenture. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued thereunder from time to time in one or more series.

               Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Offered Debt
Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the price or prices at which the Offered Debt Securities will be issued; (iv) the date or dates on which principal of, and any premium on, the Offered Debt Securities will be payable; (v) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities shall bear interest, if any, or the method by which such rate or rates shall be determined, the basis on which such interest, if any, shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest, if any, will accrue and on which such interest, if any, will be payable and the related record dates; (vi) if other than the offices of the Trustee, the place where the principal of, and any premium and interest on, the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) if other than denominations of $1,000 or multiples thereof, the denominations in which the Offered Debt Securities will be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount due upon acceleration; (x) if other than U.S. dollars, the currency or currencies or currency unit or currency units in which the Offered Debt Securities will be denominated and in which principal of, and premium, if any, and interest, if any, on, the Offered Debt Securities will or may be payable; (xi) any index or formula used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities; (xii) the terms and conditions, if any, pursuant to which the Offered Debt Securities may be converted or exchanged for other securities of the Company or any other person; (xiii) whether the Offered Debt Securities shall be issued in the form of one or more Global Securities (as defined in "Book-Entry System"); (xiv) the identity of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars with respect to the Offered Debt Securities and (xv) any other specific terms of the Offered Debt Securities not inconsistent with the Indenture. (Section 3.01)

               Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 and any integral multiple of $1,000. (Section 3.02) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

               Securities may be issued under the Indenture as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable to Offered Debt Securities will be described in the Prospectus Supplement relating thereto. (Section 3.01)

Certain Definitions

               The term "Attributable Debt" in respect of any Sale and Lease-Back Transaction means as of the time of the determination, the lesser of (i) the sale price of the Principal Domestic Manufacturing Plant so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments, or, if such interest factor cannot readily be determined, at a rate of interest of 11% per annum, compounded semiannually) under the lease for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights (such as those based on real or energy costs or savings) during the remaining portion of the base term of the lease included in such transaction).

               The term "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

               The term "Consolidated Net Worth" means the sum of (i) the par value or stated value of the capital stock of the Company, (ii) the capital in excess of par value and (iii) the retained earnings, all as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with generally accepted accounting principles.

               The term "Principal Domestic Manufacturing Plant" means any manufacturing or processing plant or warehouse (other than such manufacturing plant or warehouse which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole) together with the land upon which it is erected and fixtures comprising a part thereof owned by the Company or any Subsidiary and located in the United States, if the gross book value (without deduction of any depreciation reserves) of all real property and fixed assets included in such plant on the date as of which the determination is being made exceeds 1% of Consolidated Net Worth.

               The term "Restricted Subsidiary" means any Subsidiary which is organized under the laws of the United States or of any State or of the District of Columbia and transacts all or a substantial portion of its business in the United States and which owns a Principal Domestic Manufacturing Plant; provided, however, that the term shall not include Pitney Bowes Credit Corporation or any other Subsidiary (a) which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by the Company or any Subsidiary or which is otherwise primarily engaged in the business of a finance company either on a secured or an unsecured basis or (b) which is solely or primarily engaged in the business of owning, developing or leasing real property other than a Principal Domestic Manufacturing Plant.

               The term "Sale and Lease-Back Transaction" of a corporation means any arrangement whereby property has been or is to be sold or transferred by such corporation to any Person with the intention on the part of such corporation of taking back a lease of such property with a term of more than 36 months pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property, and such property is in fact so leased by such corporation.

               The term "Subsidiary" means any corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of such definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

               The term "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

               The term "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary all of the outstanding voting stock of which, other than directors' qualifying shares, and all the Preferred Stock (as defined) of which shall at the time be owned by the Company or by one or more other Wholly-Owned Restricted Subsidiaries, or by the Company and one or more other Wholly-Owned Restricted Subsidiaries. (Section 1.01)

Certain Restrictions

               Limitations on Liens

               The Indenture provides that if the Company or any Restricted Subsidiary shall issue, assume, guarantee or become liable for any evidence of indebtedness for money borrowed ("Indebtedness") secured by a mortgage, security interest, pledge or lien ("Mortgage") on any Principal Domestic Manufacturing Plant, or shares of capital stock or Indebtedness of any Restricted Subsidiary, the Company will secure or cause to be secured the Debt Securities equally and ratably with (or prior to) such secured Indebtedness, unless the aggregate amount of all such secured Indebtedness would not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06)

               Such limitation will not apply to Indebtedness secured by (a) Mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any property existing at the date of the initial issuance of securities pursuant to the Indenture or at the time of acquisition thereof, (c) Mortgages on property of a corporation existing at the time such corporation is acquired (including by way of merger or consolidation) by the Company or a Restricted Subsidiary or a Restricted Subsidiary is merged into such corporation or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto,
(d) Mortgages securing Indebtedness of a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, (e) purchase money and construction Mortgages entered into within specified time limits,
(f) mechanics' liens, tax liens, liens in favor of, and to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, and other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of the Company or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair the use of any Principal Domestic Manufacturing Plant for which it is held or which are being contested in good faith, (g) liens arising by reason of any judgment, decree or order of a court so long as proceedings to review such judgments shall not have been terminated or the period in which to initiate such proceedings shall not have expired, or (h) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus the fee incurred in connection with such transaction. (Section 10.06)

               Limitations on Sale and Leaseback Transactions

               The Indenture provides that neither the Company nor any Restricted Subsidiary may enter into any Sale and Lease-

Back Transaction involving any Principal Domestic Manufacturing Plant unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Indebtedness secured by Mortgages on Principal Domestic Manufacturing Plants (with the exception of secured Indebtedness which is excluded as described in "Limitations on Liens" above) would not exceed 10% of Consolidated Net Tangible Assets.

               Such limitation will not apply to any Sale and Lease-Back Transaction if (a) the lease is for a period of not more than three years, (b) the purchaser's commitment is obtained within 180 days after the acquisition, construction or placing in service of the Principal Domestic Manufacturing Plant, (c) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or any instrumentality or agency thereof, (d) the transaction is between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries, (e) the Company or such Restricted Subsidiary would be entitled as described in "Limitations on Liens" above, to mortgage such Principal Domestic Manufacturing Plant without equally and ratably securing the Debt Securities, or (f) the Company or such Restricted Subsidiary, within 180 days after the effective date of the transaction, applies to the retirement of Debt Securities or other Indebtedness of the Company or a Restricted Subsidiary an amount equal to (A) either (i) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Domestic Manufacturing Plant leased, if the transaction is for cash, or (ii) the lesser of the fair market value or the net book value at the date of such sale or transfer of the Principal Domestic Manufacturing Plant leased, if the transaction is for other than cash, minus (B) the amount equal to the principal amount of Debt Securities delivered to the Trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired within such 180 days. (Section 10.07)

Restriction on Consolidation, Merger, Conveyance, Transfer or Lease

               The Indenture provides that no consolidation or merger of the Company with or into any other Person and no conveyance, transfer or lease of its property substantially as an entirety to another Person may be made (1) unless (i) the surviving corporation or acquiring Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia and shall expressly assume the payment of principal and any premium and interest on all the Securities and the performance of every covenant in the Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time would become an Event of Default, shall have happened and be continuing; (iii) if, as a result thereof, any assets of the Company would become subject to a mortgage or other encumbrance which is not expressly permitted by the Indenture (see "Certain Restrictions--Limitations on Liens") unless all the outstanding Securities are secured by a lien upon such assets equal with (or prior to) that of the indebtedness secured by such mortgage or encumbrance; and (iv) the Company has delivered the required Officers' Certificate and Opinion of Counsel to the Trustee. (Section 8.01)

The Trustee

               The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment or claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (Section 6.13)

               SunTrust Bank, Atlanta, the Trustee under the Indenture, maintains a banking relationship with Pitney Bowes Credit Corporation, a Delaware corporation and a subsidiary of the Company.

Book-Entry System

               If so specified in the applicable Prospectus Supplement, the Offered Debt Securities may be represented by one or more certificates in global form (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the applicable Prospectus Supplement, will be The Depository Trust Company ("DTC"), New York, New York (including any successor depositary appointed by the Company, the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

               DTC has advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or representatives of which) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

               Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

               So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

               Payment of principal of, and any premium and interest on, Debt Securities represented by a Global Security will be made by the Company through the Trustee or a paying agent (which may also be the Trustee) to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt Securities. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Offered Debt Securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes. Consequently, none of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               The Company expects that the Depositary or its nominee, as the case may be, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

               A Global Security may not be transferred except as a whole by the Depositary to its nominee or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor of the Depositary or a nominee of such successor. If the Depositary for a Global Security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may on terms acceptable to the Company and the Depositary receive Debt Securities of such series in certificated form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (Section 3.05).

Events of Default and Notices Thereof

               The following events are defined in the Indenture as "Events of Default" with respect to Securities of any series: (a) failure to pay principal of or premium, if any, on any Security of that series when due; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series), continued for 90 days after written notice given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Securities of each series affected thereby; (e) certain events in bankruptcy, insolvency or reorganization of the Company; and (f) any other Event of Default provided with respect to Securities of such series. (Section 5.01)

               If an Event of Default under clause (a), (b), (c), (d) or (f) above with respect to Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the Outstanding Securities of each such series voting separately, in the case of clause (a), (b), (c) or (f), or of all such series affected thereby, voting as one class, in the case of (d) above, may declare the principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series to be due and payable immediately. If an Event of Default under clause (e) above shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of all of the Outstanding Securities may declare the principal amount (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all outstanding Securities to be due and payable immediately. Under certain circumstances the holders of a majority in principal amount of Outstanding Securities of such series may rescind or annul such declaration and its consequences. (Section 5.02) In the event the Company takes the necessary action to enable it to omit to comply with certain covenants of the Indenture as described under "--Defeasance of Certain Covenants" and the Securities are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Securities at the time of the acceleration resulting from such Event of Default. (Section 10.08) However, the Company shall remain liable for such payments.

               Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

               The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to any series of Securities, shall give to the holders of Securities of that series, notice of all uncured defaults known to it (the term default to mean the Events of Default specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or any interest, or sinking fund installment, if any, on any Security, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities. (Section 6.02)

               The Company will be required to furnish to the Trustee annually a certificate by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default. (Section 10.09)

               The Holders of a majority in principal amount of the outstanding Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, and, in certain circumstances, the Holders of not less than a majority in principal amount of Outstanding Securities of any series (voting as a separate class) or the holders of not less than a majority in aggregate principal amount of Outstanding Securities of all Series (voting as a class), may waive certain defaults. (Sections 5.12 and 5.13)

               The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 6.01) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 6.03)

Modification of the Indenture

               Modifications and amendments of the Indenture may be made by the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities issued under the Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each Holder of each such Outstanding Security affected thereby, (1) change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such Security; (2) reduce the principal amount of (or premium, if any) or the interest, if any, on any such Security or the principal amount due upon acceleration of an Original Issue Discount Security; (3) change the place or currency of payment of principal (or premium, if any) or interest, if any, on any such Security; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Security; (5) reduce the above-stated percentage of holders of Securities necessary to modify or amend the Indenture; or (6) modify the foregoing requirements or reduce the percentage of holders of outstanding Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 9.02)

Defeasance and Discharge

               The Indenture provides that with respect to the Securities of a certain series, unless otherwise specified, the Company will be discharged from any and all obligations in respect of such Securities (except for certain obligations to register the transfer or exchange of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and any interest on and any mandatory sinking fund payments in respect of such Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Securities. Such a trust may only be established if the Company has delivered to the Trustee an Opinion of Counsel acceptable to the Trustee (who may be counsel to the Company) to the effect that, among other things, establishment of the trust would not cause the Securities of any such series listed on any nationally-recognized securities exchange to be delisted as a result thereof and an Opinion of Counsel to the effect that the Company has received from or there has been published by the United States Internal Revenue Service a ruling to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Securities. (Section 4.02) The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

Defeasance of Certain Covenants

               The Indenture provides that with respect to the Securities of a certain series, unless otherwise specified, the Company may omit to comply with certain restrictive covenants described in Section 10.07 (Limitations on Liens) and Section 10.08 (Limitations on Sale and Leaseback Transactions) of the Indenture and with any additional negative or restrictive covenant of the Company (other than those contained in the Indenture) applicable to the Securities of such series if the Company deposits with the Trustee money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal and any premium and interest on and any mandatory sinking fund payments in respect of such Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Securities. The obligations of the Company under the Indenture other than with respect to the covenants referred to above shall remain in full force and effect. The Company will also be required to deliver to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that the deposit and related covenant defeasance will not be deemed, or result in, a taxable event with respect to holders of the Securities. (Section 10.10)
The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

Concerning the Trustee

               Unless otherwise specified in the applicable Prospectus Supplement, SunTrust Bank, Atlanta is the Trustee, paying agent and registrar under the Indenture.

Governing Law

               The Indenture and the Debt Securities will be governed by the laws of the State of New York.


                             PLAN OF DISTRIBUTION

               The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. The Prospectus Supplement with respect to any Offered Debt Securities will set forth the terms of the offering of such Offered Debt Securities, including the name or names of any underwriters or agents, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed.

               If underwriters are used in a sale of any Debt Securities, such Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates represented by managing underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Debt Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

               If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

               Agents and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Certain agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

               Each issue of Offered Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Debt Securities.


                          VALIDITY OF DEBT SECURITIES

               The validity of the Debt Securities will be passed upon for the Company by Sara E. Moss, Esq., Vice President and General Counsel of the Company and by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and, unless otherwise indicated in a Prospectus Supplement relating to Offered Debt Securities, for the underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.


                                    EXPERTS

               The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Pitney Bowes Inc. for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission Registration Fee.....       $138,060
     Trustee's Fees and Expenses.............................         15,000
     Printing and Engraving Expenses.........................         20,000
     Rating Agency Fees......................................         25,000
     Accounting Fees and Expenses............................         30,000
     Legal Fees and Expenses.................................         50,000
     Blue Sky and Legality Fees and Expenses.................          5,000
     Miscellaneous Expenses..................................          1,940
                                                                    --------
          Total..............................................       $285,000
                                                                    ========
---------------------
The above items are estimates except the registration fee.

Item 15. Indemnification of Directors and Officers.

               Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In certain circumstances, indemnity may be provided against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in the manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

               Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation includes a provision limiting such liability.

               The Restated Certificate of Incorporation of the Company provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Such right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to such indemnity.

               The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company.

               The Company has a directors and officers liability insurance policy that will reimburse the Company for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of the Company in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

               The provisions contained in the Underwriting Agreement pursuant to which the Company agrees to indemnify underwriters and agents, as the case may be, and each person, if any, who controls any underwriters or agents and filed as part of Exhibit 1, are incorporated herein by reference.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16. Exhibits (Numbered in accordance with Item 601 of Regulation S-K).

                                                                   Status or
Reg. S-K                                                         Incorporation
Exhibits                        Description                      by Reference
--------                        -----------                      -------------

 1(a)     Form of Underwriting Agreement......................   Exhibit 1(a)
 1(b)     Form of Distribution Agreement*.....................   Exhibit 1(b)
 4        Form of  Indenture between Pitney Bowes Inc. and
             SunTrust Bank, Atlanta, as Trustee...............   Exhibit 4
 5.1      Opinion re legality.................................   Exhibit 5.1
12        Computation of Ratio of Earnings to Fixed Charges
             of Pitney Bowes Inc..............................   Exhibit 12
23(a)     Consent of Price Waterhouse LLP.....................   Exhibit 23(a)
23(b)     Consent of Sara E. Moss, Esq........................   Exhibit 23(b)
23(c)     Consent of Davis Polk & Wardwell (included in
             opinion filed as Exhibit 5.1)....................   Exhibit 23(c)
24        Power of Attorney (contained on signature page).....   Exhibit 24
25        Statement of eligibility of Trustee.................   Exhibit 25
____________________
* To be filed by amendment or under cover of Form 8-K.

Item 17. Undertakings.

               Pitney Bowes Inc. hereby undertakes:

               (1) To file during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the Prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                     (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

              (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

              (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to provisions referred to in Item 15, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 29th day of April, 1998.



                                 PITNEY BOWES INC.


                                 By: /s/ Murray L. Reichenstein
                                    ------------------------------------------
                                         Murray L. Reichenstein
                                    Vice President and Chief Financial Officer
                                    (Principal Financial Officer)


                               POWER OF ATTORNEY

      The Registrant and each person whose signature appears below constitutes and appoints Michael J. Critelli, Murray L. Reichenstein and Arlen F. Henock, and any agent for service named in this Registration Statement, and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign any registration statements and any and all amendments (including post-effective amendments filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                      Title                        Date

 /s/  Michael J. Critelli       Chairman and Chief              April 29, 1998
------------------------------  Executive Officer-Director
    Michael J. Critelli

  /s/  Marc C. Breslawsky       President and Chief Operating   April 29, 1998
------------------------------  Officer-Director
     Marc C. Breslawsky

/s/  Murray L. Reichenstein     Vice President and Chief        April 29, 1998
------------------------------  Financial Officer (Principal
   Murray L. Reichenstein       Financial Officer)

   /s/  Arlen F. Henock         Vice President-Controller       April 29, 1998
------------------------------  and Chief Tax Counsel
      Arlen F. Henock           (Principal Accounting Officer)

  /s/  Linda G. Alvarado        Director                        April 29, 1998
------------------------------
     Linda G. Alvarado

  /s/  William E. Butler        Director                        April 29, 1998
------------------------------
     William E. Butler

  /s/  Colin G. Campbell        Director                        April 29, 1998
------------------------------
     Colin G. Campbell

      /s/ Ernie Green           Director                        April 29, 1998
------------------------------
        Ernie Green

  /s/  Charles E. Hugel         Director                        April 29, 1998
------------------------------
      Charles E. Hugel

    /s/ James H. Keyes          Director                        April 29, 1998
------------------------------
       James H. Keyes

  /s/  David T. Kimball         Director                        April 29, 1998
------------------------------
      David T. Kimball

   /s/  Michael I. Roth         Director                        April 29, 1998
------------------------------
      Michael I. Roth

  /s/  Phyllis S. Sewell        Director                        April 29, 1998
------------------------------
     Phyllis S. Sewell


                                     EXHIBIT INDEX

Exhibits               Description                                  Page
--------               -----------                                  ----
 1(a)     -Form of Underwriting Agreement                        Exhibit 1(a)

 1(b)     -Form of Distribution Agreement*                       Exhibit 1(b)

 4        -Form of Indenture between Pitney Bowes Inc.           Exhibit 4(a)
           and SunTrust Bank, Atlanta, as Trustee

 5.1      -Opinion re legality                                   Exhibit 5.1

 12       -Computation of Ratio of Earnings to Fixed Charges     Exhibit 12
           of Pitney Bowes Inc.

23(a)     -Consent of Price Waterhouse LLP                       Exhibit 23(a)

23(b)     -Consent of Sara E. Moss, Esq.                         Exhibit 23(b)

23(c)     -Consent of Davis Polk & Wardwell (included in         Exhibit 23(c)
           opinion filed as Exhibit 5.1)

24        -Power of Attorney (contained on signature page)       Exhibit 24

25        -Statement of eligibility of Trustee                   Exhibit 25

____________________
*To be filed by amendment or under cover of Form 8-K.